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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       January 29, 1996
                                                -------------------------------

                              SOLECTRON CORPORATION
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               (Exact name of registrant as specified in charter)


         CALIFORNIA                2-33228-40                  94-2447045
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(State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)           File Number)             Identification No.)



777 GIBRALTAR DRIVE, MILPITAS, CALIFORNIA                                  95035
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code     (408) 957-8500
                                                   ----------------------------

                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)


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ITEM 5.   OTHER EVENTS


SIGNING OF AGREEMENT BETWEEN THE REGISTRANT AND TEXAS INSTRUMENTS
INCORPORATED ("TI") WHEREBY THE REGISTRANT WILL ACQUIRE TI'S CUSTOM MANUFACTURING BUSINESS IN AUSTIN, TEXAS AND KUALA LUMPUR, MALAYSIA

     On January 30, 1996, the Company announced that it had signed an Asset Purchase Agreement (the "Agreement") with Texas Instruments Incorporated
("TI") whereby the Company will purchase TI's custom manufacturing service ("CMS") business located in Austin, Texas and Kuala Lumpur, Malaysia (the "TI Transaction"). As reflected in the audited financial statements of CMS, CMS had revenues of approximately $461 million for the year ended December 31, 1995. CMS provides manufacturing services to OEM customers in the communications and computing industries. The acquisition price will be approximately $130 million in cash, subject to adjustment based upon the net book value of the operations to be acquired as of the closing of the transaction. Under the terms of the Agreement, Solectron will offer employment to all TI CMS employees at both sites and will lease space and continue production at TI's Austin and Malaysia facilities. The acquisition, which is expected to be completed by April 1996, is subject to various closing conditions, including obtaining regulatory and corporate approvals. The Company will be recognized by TI as a strategic supplier of electronics manufacturing services. However, there are no guarantees, either from TI or customers of the CMS business to be acquired, of future volumes of business. The Company believes that the proposed acquisition will provide Solectron customers with additional manufacturing capacity in strategic locations. There can be no assurance that the TI Transaction will close or that if closed, the Company will successfully integrate the CMS operations or achieve similar operating results to those achieved by TI for the CMS operations.

     The TI Transaction entails a number of risks, including successfully managing the transition of employees and customers from TI to Solectron, integrating purchasing operations and information systems and managing a larger and more geographically disparate business. In addition, the proposed transaction is subject to various conditions to closing, including successfully negotiating manufacturing services and semiconductor component supply agreements. There can be no assurance that the transaction will be completed on a timely basis or at all. The proposed transaction involves the acquisition of manufacturing assets and inventory, the assumption of associated liabilities, the hiring of employees and the leasing of space in Austin, Texas and Kuala Lumpur, Malaysia, but does not include any guarantees, either from TI or customers of the CMS business to be acquired, of future volumes of business. The CMS business to be acquired will increase the Company's expenses and working capital requirements, and place burdens on the Company's management resources. As a result, the success of the acquisition is dependent upon the Company's ability to successfully manage the integreation of the CMS operations and retain customers of the CMS business. In the event the Company is unsuccessful in these efforts, the Company's results of operations could be materially adversely affected.

     The information which is set forth in the Registrant's News Release dated January 30, 1996 is incorporated herein by reference.


CONVERTIBLE SUBORDINATED NOTES OFFERING

     The information which is set forth in the Registrant's News Release dated February 8, 1996 is incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits

               99.1 Text of Press Release dated January 30, 1996.

               99.2 Text of Press Release dated February 8, 1996.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 7, 1996                 SOLECTRON CORPORATION



                                        /s/ Susan S. Wang
                                        --------------------------------------
                                        Susan S. Wang
                                        Senior Vice President, Chief
                                          Financial Officer and Secretary


                                       -3-

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                                INDEX TO EXHIBITS

                                                                  Sequentially
Exhibit                      Description                            Numbered
-------                      -----------                              Page
                                                                  ------------

99.1           Text of Press Release dated January 30, 1996            5-6

99.2           Text of Press Release dated February 8, 1996             7






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